Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-71683 of Bank of Commerce Holdings (formerly Redding Bancorp) on Form S-8 of our report dated February 24, 2004 (February 24, 2005 as to the effects of the stock split described in Note 2), appearing in this Annual Report on Amendment Number One to Form 10-K of Bank of Commerce Holdings for the year ended December 31, 2005.
San Francisco, California
March 22, 2006